UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2015 (February 25, 2015)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On February 26, 2015, David J. Morehouse was elected to the Board of Directors (the “Board”) of Allegheny Technologies Incorporated (the “Company”) as a Class III director, effective immediately, in connection with the Board increasing the number of directors constituting the Board from ten to eleven. Effective as of the same date, the Board appointed Mr. Morehouse to serve on the Audit Committee and the Technology Committee of the Board. Mr. Morehouse will stand for election at the Company’s 2015 Annual Meeting of Stockholders.

The Board has determined that Mr. Morehouse is an independent director under applicable New York Stock Exchange listing requirements and the Company’s categorical Board independence standards, which are set forth in the Company’s Corporate Governance Guidelines.

As a non-employee director of the Board, Mr. Morehouse will receive the standard compensation paid to non-employee directors for service on the Board.

Louis J. Thomas, a Class III director, currently is the director designated by the United Steelworkers (“USW”) pursuant to the Company’s collective bargaining agreement with the USW whereby the International President of the USW can propose to the Company’s Chairman a nominee for director. Upon the retirement of Mr. Thomas from the Board at the completion of his current term at the Company’s 2017 Annual Meeting of Stockholders in accordance with the Company’s mandatory retirement policy for directors, or his earlier departure from the Board, Mr. Morehouse will become the USW-designated director. There were no other arrangements or understandings between Mr. Morehouse and any other person pursuant to which Mr. Morehouse was elected as a director. There are and have been no transactions since the beginning of the Company’s last fiscal year, or that are currently proposed, regarding Mr. Morehouse that are required to be disclosed by Item 404(a) of Regulation S-K.

The Company issued a press release on February 26, 2015 to announce the election of Mr. Morehouse to the Board. The press release is set forth in its entirety and attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

(e)	2015 Executive Compensation and Awards.

At its meeting on February 25, 2015, the Personnel and Compensation Committee (the “Committee”) of the Board took a number of actions concerning base compensation for 2015 and incentive opportunities for performance measurement periods beginning in 2015.

The Committee increased base salaries and set aggregate incentive compensation opportunities for the named executive officers at levels that approximate the median for the peer group used for compensation benchmarking purposes, as determined by the Committee’s compensation consultant. All long-term incentive grants for the 2015-2017 performance measurement period are equity-based, and payouts will be pro-rated at the end of the performance measurement period if a participant retires during that time (as defined in the plans). For the CEO, approximately 65% of aggregate compensation opportunities are in the form of equity and 84% are performance-based at grant.

The aggregate number of shares of stock granted to an individual under any of the long-term incentive plans is determined by dividing a predetermined percentage of the individual’s base salary by the average of the high and low trading prices of a share of Company common stock on the date of grant.

A prerequisite to the payment of any award is compliance with ATI’s Corporate Guidelines for Business Conduct and Ethics.

Description of Specific Programs:

A. Base Salaries for 2015

The Committee set base salaries for the named executive officers for 2015 at the approximate median of the compensation benchmarking peer group, as follows:

Name	Title	2015 Base Compensation

Richard J. Harshman	Chairman, President and Chief Executive Officer	$1,060,000
Patrick J. DeCourcy	Senior Vice President, Finance and Chief Financial Officer	$480,000
Hunter R. Dalton	Executive Vice President, ATI High Performance Specialty Materials Group	$510,000
John D. Sims	Executive Vice President, ATI High Performance Components Group	$510,000

The 2015 base compensation amounts are used to calculate the incentive award opportunities described below.

B. Annual Incentive Plan for 2015

The individual Annual Incentive Plan (“AIP”) opportunities are granted at “Threshold,” “Target” and “Maximum” levels, which are predetermined levels of achievement of certain performance goals that are weighted, and are expressed as a percentage of base salary. The Committee determined that the AIP for 2015 provides appropriate stretch at threshold, target and maximum performance levels. The respective opportunities expressed as a percentage of base salary granted to the named executive officers under the 2015 AIP are as follows:

Name	Threshold	Target	Maximum

Mr. Harshman	57.5%	115%	230%

Mr. DeCourcy	35%	70%	140%

Mr. Dalton	35%	70%	140%

Mr. Sims	35%	70%	140%

The Committee set AIP performance targets for each Executive Vice President that are measured primarily on the performance of the respective business units over which that individual has direct responsibility. Corporate officer performance will be measured by performance achievements at the corporate level. Under the AIP, the Committee may assess qualitative performance factors in addition to the performance goals and, based upon such qualitative assessment of an individual’s performance, may increase or decrease an individual’s award by up to 20%.

C. Long-Term Incentive Plans with Performance Measurement Periods Beginning in 2015

(1) Performance/Restricted Stock Program (“PRSP”)

The Committee determined that grants of performance/restricted stock under the PRSP in 2015 provide an appropriate balance between pay-for-performance and employee retention and, for the named executive officers, would be granted at the following percentages of base salary:

Name	Percentage

Mr. Harshman	150%

Mr. DeCourcy	100%

Mr. Dalton	100%

Mr. Sims	100%

Dividends declared on shares of restricted stock are accumulated and paid in stock to PRSP participants when and to the extent the restrictions lapse on the shares.

(2) Long-Term Performance Plan

(A)	Total Shareholder Return (“TSR”) Component. The Committee granted a target number of shares to the named executive officers for the 2015-2017 performance measurement period using the following percentages of base pay:

Name	Percentage

Mr. Harshman	150%

Mr. DeCourcy	100%

Mr. Dalton	100%

Mr. Sims	100%

The number of shares received by the respective named executive officer at the end of the 2015-2017 performance measurement period is based on the Company’s total shareholder return (generally, the change in the trading prices of a share of Company common stock plus dividends paid) relative to the TSR of a group of publicly traded companies deemed comparable by the Committee and its compensation consultant. The named executive officers can earn in a range of 50% of their target shares for Company performance at “threshold” (35th percentile relative TSR), to a “maximum” of 200% of their target shares for Company performance at the 90th percentile or above.

(B)	Long-Term Shareholder Value (“LTSV”) Component. The Committee granted to the named executive officers performance restricted stock, which will vest after three years in whole or in part subject to the achievement of various pre-set strategic operational goals that are expected to create stockholder value over the long-term, using the following percentages of base pay:

Name	Percentage

Mr. Harshman	100%

Mr. DeCourcy	100%

Mr. Dalton	100%

Mr. Sims	100%

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated February 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Dated: March 3, 2015